Registration Statement No. 333-153575

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HIGHLIGHT NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Nevada	26-1507527
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

7325 Oswego Road, Liverpool NY

13090

(Address of Principal Executive Office) (Zip Code)

Highlight Networks 2013 Flexible Stock Plan

(Full title of the plan)

Alfonso Knoll

Chief Executive Officer

7325 Oswego Road, Liverpool NY

13090

(Name and address of agent for service)

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
Title of Securities	to be	Offering Price	Aggregate	Registration
to be Registered	Registered (1)	Per Share (2)	Offering Price	Fee

Common Stock, $0.001 par value	1,000,000	$1.95	$1,950,000	$265.98

(1)

P Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to provisions of the Highlight Networks. 2013 Flexible Stock Plan

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(2)	This amount is estimated only to determine the amount of the registration fee pursuant to 457(c) and 457(h) under the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low prices of the Company’s common stock as reported on the Over-the-Counter-Bulletin Board on January 28, 2013.

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PART I

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

ITEM 1.    PLAN INFORMATION.*

ITEM 2.    REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

*Information required by Part I to be contained in Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, and Note to Part I of Form S-8.

PART II

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by Highlight Networks, Inc. (the “Company”), with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(1)  The Company’s Annual Report on Form 10-K, for the year ended June 30,, 2012;

(2)  All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act subsequent to the filing of the Company’s Annual Report for the year ended June 30, 2012 with the Securities and Exchange Commission;

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(3)  The description of the Company’s Common Stock which is contained in the Company’s Registration Statement on Form S-1, filed as amended with the Securities and Exchange Commission on September 18, 2008.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.     DESCRIPTION OF SECURITIES.

The class of securities to be offered is registered under Section 12 of the Exchange Act. Therefore, a description of the Common Stock required by Item 202 of Regulation S-K is not required.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

None

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The officers and directors of the Company are indemnified as provided by Nevada Corporation Statutes and the Articles and bylaws of the Company.

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The Company’s Articles of Incorporation and by-laws include an indemnification provision under which the Company agreed to indemnify all directors and officers to the fullest extent permitted by the laws of the State of Florida.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.     EXHIBITS.

Exhibit Number	Description
4.1	Highlight Networks 2013 Flexible Stock Plan
5.1	Opinion of Christopher K. Davies, Esq.
23.1	Consent of Patrick Rodgers, Certified Public Accountant, filed herewith.
23.2	Consent of Christopher K. Davies, Esq., included in the opinion filed as Exhibit 5.1 hereto.

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ITEM 9 UNDERTAKINGS

 The Company hereby undertakes:

A.  To file, during any period in which offers or sales are being made, a post-effective  amendment to this registration:

(1)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(2)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(3)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided however, that paragraphs (a) (1) and (2) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

B.  That, for the purpose of determining any liability under the Securities Act of  1933, each such post-effective amendment shall be deemed to be a new   Registration Statement relating to the securities offered therein, and the offering   of such securities at that time shall be deemed to be the initial bona fide offering   thereof.

C.  To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(1)  The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(2)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of

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expenses incurred or paid by the director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of the counsel the matter has been settled by controlling precedent, submit to the appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Liverpool New York on March 6, 2013.

Highlight Networks, Inc.

By:	/s/ Alfonso Knoll
Alfonso Knoll
CEO and Chairman of the Board of Directors

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EXHIBITS.

Exhibit Number	Description
4.1	Highlight Networks 2013 Flexible Stock Plan
5.1	Opinion of Christopher K. Davies, Esq.
23.1	Consent of Patrick Rodgers, Certified Public Accountant, filed herewith.
23.2	Consent of Christopher K. Davies, Esq., included in the opinion filed as Exhibit 5.1 hereto.